Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned certify, pursuant to 18 U.S..C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002.

(1)	the Quarterly Report on Form 10-QSB of FNB Banking Company (the “Company”) for the quarterly period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 10, 2004	/s/ J. Charles Copeland J. Charles Copeland President and Chief Executive Officer (Chief Executive Officer)

Dated: November 10, 2004	/s/ Mark Flowers Mark Flowers Chief Financial Officer (Principal Accounting and Financial Officer)